Exhibit 10.15

[Amegy Bank, N.A. Letterhead]

February 11, 2011

Via Federal Express

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.
Attention: Stanton E. Ross
11900 College Blvd., Suite 204
Overland Park, KS 66210

Re:           Fifth Forbearance Agreement; Forbearance Period Advances

Ladies and Gentlemen:

This letter (this “Agreement”) sets forth (i) the fifth forbearance agreement among Infinity Energy Resources, Inc., a Delaware corporation (“Borrower”), Infinity Oil and Gas of Texas, Inc., a Delaware corporation (“Infinity Texas”), Infinity Oil & Gas of Wyoming, Inc., a Wyoming corporation (“Infinity Wyoming” and, together with Infinity Texas, “Guarantors”; Guarantors and Borrower are referred to herein collectively as the “Credit Parties”), and Amegy Bank, N.A. (“Lender”) and (ii) the terms and conditions of certain forbearance period advances to be made under the Loan Agreement (as hereinafter defined).  The Credit Parties and Lender previously entered into a Forbearance Agreement dated August 31, 2007 (the “First Forbearance Agreement”), a Second Forbearance Agreement dated March 26, 2008 (the “Second Forbearance Agreement”), a Third Forbearance Agreement dated October 16, 2008 (the “Third Forbearance Agreement”) and a Fourth Forbearance Agreement dated December 4, 2009 (the “Fourth Forbearance Agreement” and, together with the First Forbearance Agreement, the Second Forbearance Agreement and the Third Forbearance Agreement, the “Forbearance Agreements”). Unless otherwise defined herein, capitalized terms below have the meanings assigned in the Loan Agreement dated January 9, 2007, among the Credit Parties and Lender, as amended (the “Loan Agreement”).

1.           Forbearance.  Subject to the complete satisfaction of each of the conditions precedent set forth in Section 19 hereof, Lender and the Credit Parties hereby agree to a forbearance period commencing as of January 31, 2010, and continuing through December 31, 2011, unless terminated earlier due to a Default, as defined in Section 20 hereof (such period, the “Forbearance Period”). During the Forbearance Period, but subject to the occurrence of a Default, Lender will forebear from exercising any remedies under the Loan Agreement, the Revolving Note, the Security Documents (as used herein, Security Documents shall include the Security Agreement defined in Section 16 of the Fourth Forbearance Agreement), the Guaranties, and the other Loan Documents (collectively, the “Transaction Documents”).  The Credit Parties agree that all statutes of limitation with respect to enforcement of any Transaction Document will be tolled during the Forbearance Period and for ninety (90) days thereafter.

2.           Revolving Loan.  The “Termination Date” as defined in the Loan Agreement is hereby extended until 11:00 a.m. (Houston, Texas time) on December 31, 2011; provided, however, that notwithstanding any provision in any Transaction Document to the contrary, the parties hereto acknowledge and agree that (a) Borrower shall not be entitled to any further advances on the Revolving Loan, except as expressly set forth in Section 3 and Section 6 hereof, and (b) any advance made by Lender under the Loan Agreement (i) prior to the date hereof or (ii) at any time during the Forbearance Period, in each case, in excess of the Borrowing Base then in effect, and notwithstanding the existence of any Deficiency (as defined in any Forbearance Agreement, as applicable), constitutes a Revolving Loan.

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

3.           Forbearance Period Advances.

(a)           Lender Commitment.

(i)           Subject to the terms and conditions set forth in this Section 3, Lender agrees to make, on the date hereof, and at any time prior to the Forbearance Period Advance Maturity Date (as hereinafter defined), one or more Revolving Loans to Borrower in an aggregate amount not to exceed the $1,050,000.00 (collectively, the “Forbearance Period Advances”).  “Forbearance Period Advance Maturity Date” means the earlier to occur of (A) the Termination Date and (B) a Default (as defined in Section 20 hereof).

(ii)           Any amount borrowed under Section 3(a)(i) hereof and subsequently repaid or prepaid may not be reborrowed.  Subject to Section 3(h) hereof, all amounts owed with respect to the Forbearance Period Advances shall be paid in full no later than the Forbearance Period Advance Maturity Date.  Lender’s commitment shall terminate immediately and without further action on the Forbearance Period Advance Maturity Date.

(b)           Borrowing Mechanics for Forbearance Period Advances.

(i)           Following the date hereof, whenever Borrower desires that Lender make Forbearance Period Advances, Borrower shall deliver to Lender a fully executed and delivered Funding Notice no later than 12:00 p.m. (Houston, Texas time) at least one business day in advance of the proposed borrowing.  “Funding Notice” means a notice substantially in the form of Exhibit A, executed and delivered by any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), chief operating officer, chief financial officer or treasurer of Borrower (such Person, an “Authorized Officer”), which notice shall be irrevocable and shall specify (A) the aggregate principal amount of the requested Forbearance Period Advance, (B) the requested borrowing date (which shall be a business day), (C) the location and number of Borrower’s account in which the proceeds of such requested Forbearance Period Advance are to be deposited and (D) a detailed request specifying the use of proceeds of the entire amount of such requested Forbearance Period Advance and attaching supporting documentation, including invoices, if any, with respect thereto.

(ii)           Notwithstanding Section 5(b) of the Loan Agreement, upon satisfaction of the conditions precedent specified in the immediately succeeding clauses (A) through (D), then Lender shall make its Forbearance Period Advance available to Borrower not later than 2:00 p.m. (Houston, Texas time) on the applicable borrowing date to Borrower’s account designated in the applicable Funding Notice.

A.           Lender shall have received a fully executed and delivered Funding Notice;

B.           as of such borrowing date, the representations and warranties contained herein and in the other Transaction Documents, except for the Existing Defaults and Section 6(i) of the Loan Agreement, which is no longer applicable, in each case, shall be true and correct in all material respects on and as of such borrowing date to the same extent as though made on and as of that date.

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

C.           as of such borrowing date, no event shall have occurred and be continuing or would result from the consummation of the applicable Forbearance Period Advance that would constitute a Default (as defined in Section 20 hereof) or, other than with respect to the Existing Defaults, a Default.

D.           Lender consents, in its sole discretion, to make such Forbearance Period Advance.

E.           Lender shall be entitled, but not obligated to, request and receive, prior to the making of any Forbearance Period Advance, additional information satisfactory to it confirming the satisfaction of any of the foregoing.

(c)           Use of Proceeds.  The proceeds of the Forbearance Period Advances shall be used by Borrower (i) on the date hereof, to repay in an amount not less than $452,459.89 a portion of Existing Amegy Indebtedness (as hereinafter defined) as follows:  $100,000 principal amount of the June 2010 Note (as hereinafter defined), $10,000 principal amount of the October 2010 Note (as hereinafter defined), $122,462.44 principal amount of the December 2010 Note (as hereinafter defined), $163,912.45 principal amount of the Overdraft Fees (as hereinafter defined) and $56,085.00 principal amount of the Hedging Termination Fee (as hereinafter defined), it being understood and agreed that any interest owing on any Existing Amegy Indebtedness repaid on the date hereof shall be due and payable on the Forbearance Period Advance Maturity Date, (ii) on the date hereof, to pay Transaction Costs (as hereinafter defined) and (iii) on or after the date hereof, for working capital and general corporate purposes related to the Nicaragua Concessions (as defined in Section 6 hereof) and as set forth in Budgeted Expenses in Section 15(e) below.  Neither Borrower nor any of its directors, officers, agents, employees or other Persons associated with or active on behalf of Borrower, will directly or indirectly, use the proceeds of any Forbearance Period Advance (y) in any manner that causes or might cause such Forbearance Period Advance or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Securities Exchange Act of 1934, as amended from time to time, and any successor statute or (z) to lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to make any offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value directly or indirectly to or for the benefit of any public official including any foreign officials as such terms is defined in the Foreign Corrupt Practices Act of 1977, as amended, or any foreign political party of official thereof or any candidate for foreign political office or for a third party to benefit any of the foregoing, if doing so would or might violate the law of any relevant jurisdiction.  “Existing Amegy Indebtedness” means indebtedness and other obligations (i) outstanding under the Loan Agreement, including certain overdraft fees (“the “Overdraft Fees”) in respect thereof, (ii) outstanding under that certain Demand Promissory Note dated June 30, 2010 (the “June 2010 Note”), between Borrower and Lender, (iii) outstanding under that certain Demand Promissory Note dated October 8, 2010 (the “October 2010 Note”), between Borrower and Lender, (iv) outstanding under that certain Demand Promissory Note dated December 6, 2010 (the “December 2010 Note”), between Borrower and Lender and (v) outstanding in respect of that certain hedge termination fee (the “Hedge Termination Fee”) due pursuant to the Second Forbearance Agreement.  “Transaction Costs” means the fees, costs and expenses payable by Borrower or any of Borrower’s Subsidiaries on or before the date hereof in connection with the transactions contemplated by this Agreement not to exceed, unless otherwise approved in writing by Lender, $15,000.

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

(d)           Evidence of Forbearance Period Advance.  Borrower shall execute and deliver to Lender a promissory note in form and substance satisfactory to Lender to evidence Lender’s Forbearance Period Advances (the “Forbearance Period Advance Note”).

(e)           Interest on Forbearance Period Advances.

(i)           Except as otherwise set forth herein, each Forbearance Period Advance shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof at Prime Rate (as hereinafter defined) plus 2%.  “Prime Rate” means, on any day, the rate of interest per annum most recently publicly announced by Lender as its prime rate in effect at its principal office in Houston, Texas; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

(ii)           Interest payable pursuant to Section 3(e)(i) hereof shall be computed on the basis of a 360 day year, in each case for the actual number of days elapsed in the period during which it accrues.  In computing interest on any Forbearance Period Advance, the date of the making of such Forbearance Period Advance shall be included, and the date of payment of such Forbearance Period Advance shall be excluded; provided, if a Forbearance Period Advance is repaid on the same day on which it is made, one day’s interest shall be paid on that Forbearance Period Advance.

(iii)           Except as otherwise set forth herein, interest on each Forbearance Period Advance shall be payable in arrears on and to (i) the date of any voluntary prepayment of that Forbearance Period Advance and to the extent accrued on the amount being prepaid; and (ii) the Forbearance Period Advance Maturity Date.

(f)           Default Interest.  Upon the occurrence and during the continuance of a Default (as defined in Section 20 hereof), the principal amount of all Forbearance Period Advances outstanding and, to the extent permitted by applicable law, any interest payments on the Forbearance Period Advances or any fees or other amounts then due and owing hereunder, shall thereafter bear interest (including post petition interest in any proceeding under applicable bankruptcy laws) payable on demand at a rate that is 3.0% per annum in excess of the interest rate otherwise payable hereunder with respect to the Forbearance Period Advances (or, in the case of any such fees and other amounts then due and owing hereunder, at a rate which is 3.0% per annum in excess of the interest rate otherwise payable hereunder with respect to the Forbearance Period Advances).  Payment or acceptance of the increased rates of interest provided for in this Section 3(f) is not a permitted alternative to timely payment and shall not constitute a waiver of any Default (as defined in Section 20 hereof) or otherwise prejudice or limit any rights or remedies of Lender.

(g)           Fees.

(i)           Borrower agrees to pay to Lender a commitment fee equal to $21,000.00.  This commitment fee shall be payable on the Forbearance Loan Maturity Date.

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

(ii)           Borrower agrees to pay to Lender such other fees in the amounts and at the times separately agreed upon between Borrower and Lender.

(h)           Mandatory Prepayments/Commitment Reductions.

(i)           Asset Sales.  No later than the first business day following the date of receipt, in any given month, by Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds (as hereinafter defined) in excess of the aggregate amount of Budgeted Expenses (as defined in Section 15(e) hereof) as set forth in the most recent Budget (as defined in Section 15(e)) required to be delivered pursuant to Section 15(e) hereof, Borrower shall prepay the Forbearance Period Advances as set forth in Section 3(i) hereof in an aggregate amount equal to such excess amount; provided, that (A) such Net Asset Sale Proceeds shall be deposited directly by the payee thereof into a deposit account held by Borrower at Amegy Bank, N.A. and (B) if, within 30 days of Borrower’s receipt of such Net Asset Sale Proceeds, Borrower has not paid one or more such Budgeted Expenses in an aggregate amount equal to 100% of the amount of such proceeds not otherwise required to prepay the Forbearance Period Advances, then Borrower shall prepay the Forbearance Period Advances as set forth in Section 3(i) hereof in an amount equal to the amount not so paid.  “Net Asset Sale Proceeds” means, with respect to any Asset Sale (as hereinafter defined), an amount equal to: (1) cash payments received by Borrower or any of its Subsidiaries from such Asset Sale, minus (2) any bona fide direct costs and expenses incurred in connection with such Asset Sale to the extent paid or payable to non-Affiliates, including (x) income or gains taxes payable or reasonably estimated to be payable by the seller as a result of any gain recognized in connection with such Asset Sale during the tax period the sale occurs, (y) payment of the obligations (other than the Loans) secured by a Lien on the assets in question, which is required to be repaid under the terms thereof as a result of such Asset Sale, and (z) a reasonable reserve for any adjustments in respect to sale price of such assets and any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Borrower or any of its Subsidiaries in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds).  “Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, license or other disposition to, or any exchange of property with, any Person (other than to or with a Credit Party), in one transaction or a series of transactions, of all or any part of any Credit Party’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including, without limitation, the capital stock of any Credit Party, other than inventory or other assets sold or leased, or cash or cash equivalents disposed of, in each case, in the ordinary course of business.  For purposes of clarification, “Asset Sale” shall (i) include (x) the sale or other disposition for value of any contracts or (y) the early termination or modification of any contract resulting in the receipt by any Credit Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course of business for accrued and unpaid amounts due through the date of termination or modification) and (ii) exclude any taking or other disposition by means of power of eminent domain, condemnation or similar power, threat or right.

(ii)           Insurance/Condemnation Proceeds.  No later than the first business day following the date of receipt, in any given month, by Borrower or any of its Subsidiaries, or Lender as loss payee, of any Net Insurance/Condemnation Proceeds (as hereinafter defined) in excess of the aggregate amount of Budgeted Expenses (as defined in Section 15(e) hereof) as set forth in the most recent Budget (as defined in Section 15(e) hereof) required to be delivered pursuant to Section 15(e) hereof, Borrower shall prepay the Forbearance Period Advances as set forth in Section 3(i) hereof in an aggregate amount equal to such excess amount; provided, that (A) such Net Insurance/Condemnation Proceeds shall be deposited directly by the payee thereof into a deposit account held by Borrower at Amegy Bank, N.A. and (B) if, within 30 days of Borrower’s receipt of such Net Insurance/Condemnation Proceeds, Borrower has not paid one or more such Budgeted Expenses in an aggregate amount equal to 100% of the amount of such proceeds not otherwise required to prepay the Forbearance Period Advances, then Borrower shall prepay the Forbearance Period Advances as set forth in Section 3(i) hereof in an amount equal to the amount not so paid.  “Net Insurance/Condemnation Proceeds” means an amount equal to: (1) any cash payments or proceeds received by Borrower or any of its Subsidiaries (a) under any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, or (b) as a result of the taking of any assets of Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (2) (a) any actual and reasonable costs incurred by Borrower or any of its Subsidiaries in connection with the adjustment, prosecution or settlement of any claims of Borrower or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (1)(b) of this definition to the extent paid or payable to non-Affiliates, including income or gains taxes payable or reasonably estimated to be payable as a result of any gain recognized in connection therewith.

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

(iii)           Issuance of Equity Securities.  On the date of receipt, in any given month, by Borrower or any of its Subsidiaries of cash proceeds from (A) any capital contribution to, or the issuance of any capital stock of, Borrower or any of its Subsidiaries, (B) any capital stock issued pursuant to any employee stock or stock option compensation plan other than any such issuance that constitutes and Exempted Issuance (as defined in the Warrants (as defined in Section 19(b) hereof) or (C) any capital stock issued for purposes approved in writing by Lender, in an aggregate value in excess of the aggregate amount of Budgeted Expenses (as defined in Section 15(e) hereof) as set forth in the most recent Budget (as defined in Section 15(e) hereof) required to be delivered pursuant to Section 15(e) hereof, Borrower shall prepay the Forbearance Period Advances as set forth in Section 3(i) hereof in an aggregate amount equal to such excess amount; provided, that (1) such proceeds shall be deposited directly by the payee thereof into a deposit account held by Borrower at Amegy Bank, N.A. and (2) if, within 30 days of Borrower’s receipt of such cash proceeds, Borrower has not paid one or more such Budgeted Expenses in an aggregate amount equal to 100% of the amount of such proceeds not otherwise required to prepay the Forbearance Period Advances, then Borrower shall prepay the Forbearance Period Advances as set forth in Section 3(i) hereof in an amount equal to the amount not so paid.

(iv)           Issuance of Debt.  On the date of receipt, in any given month, by Borrower or any of its Subsidiaries of any cash proceeds from the incurrence of any indebtedness of Borrower or any of its Subsidiaries (other than with respect to any indebtedness permitted to be incurred pursuant to Section 7(h) of the Loan Agreement) in excess of the aggregate amount of Budgeted Expenses (as defined in Section 15(e) hereof) as set forth in the most recent Budget (as defined in Section 15(e) hereof) required to be delivered pursuant to Section 15(e) hereof, Borrower shall prepay the Forbearance Period Advances as set forth in Section 3(i) hereof in an aggregate amount equal to such excess amount; provided, that (A) such proceeds shall be deposited directly by the payee thereof into a deposit account held by Borrower at Amegy Bank, N.A. and (B) if, within 30 days of Borrower’s receipt of such cash proceeds, Borrower has not paid one or more such Budgeted Expenses in an aggregate amount equal to 100% of the amount of such proceeds not otherwise required to prepay the Forbearance Period Advances, then Borrower shall prepay the Forbearance Period Advances as set forth in Section 3(i) hereof in an amount equal to the amount not so paid.

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

(v)           Prepayment Certificate.  Concurrently with any prepayment of the Forbearance Period Advances pursuant to Sections 3(h)(i) through 3(h)(iv) hereof, Borrower shall deliver to Lender a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds and compensation owing to Lender.  Within 30 days of Borrower’s receipt of any such proceeds pursuant to Sections 3(h)(i) through 3(h)(iv) hereof, Borrower shall deliver to Lender a certificate of an Authorized Officer identifying the Budgeted Expenses so paid and supporting documentation reasonably satisfactory to Lender.   In the event that Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Forbearance Period Advances in an amount equal to such excess, and Borrower shall concurrently therewith deliver to Lender a certificate of an Authorized Officer demonstrating the derivation of such excess.

(i)           Application of Prepayments/Reductions.  Any voluntary prepayments of Forbearance Period Advances and any mandatory prepayment of any Forbearance Period Advance pursuant to Section 3(h) hereof shall be applied as follows:

(i)           first, to the payment of all fees and all expenses owed to Lender which are then due and payable;

(ii)           second, to the payment of any accrued and unpaid interest on the Forbearance Period Advances at the Default Rate, if any;

(iii)           third, to the payment of any accrued and unpaid interest on the Forbearance Period Advances (other than Default Rate interest); and

(iv)           fourth, to prepay the Forbearance Period Advances.

4.           Events of Default.  The Credit Parties have identified to Lender and acknowledge that the following Events of Default have occurred and remain outstanding as of the date hereof (the “Existing Defaults”):

(a)           The Existing Defaults set forth in the First Forbearance Agreement, the Second Forbearance Agreement, the Third Forbearance Agreement and the Fourth Forbearance Agreement;

(b)           The Credit Parties breached the financial covenants set forth in Subsections (a) - (h) of Section 8 of the Loan Agreement for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010; and the Credit Parties breached the covenants set forth in Subsections (g), (i), and (m) of Section 7 of the Loan Agreement during the periods ended March 31, 2010, June 30, 2010 and September 30, 2010; provided, however, that the breach of Subsection (i) of Section 7 of the Loan Agreement was solely attributable to involuntary mineral lien claims made under Chapter 56 of the Texas Property Code or similar applicable law.

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

5.           Temporary Waiver; No Novation.   The Credit Parties have requested that Lender temporarily waive the Existing Defaults.  Subject to (a) the complete satisfaction of each of the conditions precedent set forth in Section 19 hereof and (b) the occurrence of a Default, Lender hereby temporarily waives the Existing Defaults through the Forbearance Period only.  This is a temporary and limited waiver, and Lender reserves the right to require strict compliance with all applicable provisions under each of the Transaction Documents, including the provisions violated as set forth above, in the future.  Except as otherwise expressly provided in this Agreement, and both during and following the expiration of the Forbearance Period, each of the Transaction Documents and the indebtedness and other obligations of the Credit Parties thereunder shall remain in full force and effect, and shall not be waived, modified, superseded or otherwise affected by this Agreement, except as expressly set forth herein.  This Agreement is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in any Transaction Document, except as expressly set forth herein.  Further, this waiver shall not be construed as a commitment by Lender to waive any future violation of the same or any other term or condition of the Loan Agreement or any other Transaction Document.  Neither the negotiation nor execution of this Agreement will be an election of any right or remedy available to Lender and, except as specifically limited or postponed herein, Lender reserves all rights and remedies provided under each of the Transaction Documents or by law.

6.           Nicaragua Concessions.  a) Borrower represents and warrants to Lender (i) that Borrower has received all governmental authorizations necessary for the validation and ratification of the concessions (“Governmental Approval”) in the Tyra and Perlas Blocks, offshore Nicaragua, as awarded to Borrower by the Republic of Nicaragua in 2003, as hereafter amended and modified (the “Nicaragua Concessions”), and affected by Sentencia No. 92, Expediente No 591-06, rendered by the Supreme Court of Justice of the Republic of Nicaragua, Constitutional Hall, dated May 2, 2006, (ii) that such Governmental Approval remains in full force and effect and (iii) that no adverse change or modification to such Governmental Approval or the Nicaragua Concessions has occurred or is reasonably expected to occur.

(b)           Each Credit Party represents and warrants to Lender that such Credit Party has not, and covenants that such Credit Party shall not, sell, assign, transfer, or otherwise dispose of all or any interest in the Nicaragua Concessions, without the prior written consent of Lender, except for (A) the sale of hydrocarbons in the ordinary course of business, (B) the sale or transfer of equipment or inventory in the ordinary course of business or that is no longer necessary for the business of Borrower or that is obsolete or replaced by equipment of at least comparable value and use, (C) the assignment or transfer required under Section 10.02 of Borrower’s insurance policies issued by the Overseas Private Investment Corporation (“OPIC”) related to the Nicaragua Concessions (the “OPIC Policies”), after payment of compensation for a claim made by Borrower under the OPIC Policies, (D) in connection with the consulting arrangements identified in the Forbearance Agreements pre-dating this Fifth Forbearance Agreement, the conveyance of the overriding royalty interest in the Nicaragua Concessions identified thereon, and (E) such conveyances of one or more overriding royalty and similar interests in the Nicaragua Concessions as approved by Lender in writing, which include conveyances to the officers, directors and consultants previously approved by the Lender; and

(c)           Each Credit Party represents and warrants to Lender that such Credit Party has not, and covenants that such Credit Party shall not, mortgage, assign, hypothecate, pledge, or encumber, and not create, incur, or assume any lien or security interest on or in, the Nicaragua Concessions (or any interest in the Nicaragua Concessions), without the prior written consent of Lender, except for any security interest in favor of Lender and the Permitted Encumbrances.

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

7.           Nicaragua Letters of Credit.  Lender has issued two Letters of Credit in an aggregate amount equal to $851,550.00, in favor of the Direccion General de Hidrocarburos, Instituto Nicaraguense de Energia, for the account of Borrower and as security for Borrower’s obligations with respect to the Nicaragua Concessions (the “Nicaragua Letters of Credit”).  Any fundings under the Nicaragua Letters of Credit will be treated as an advance on the Revolving Loan and will be secured by the Security Documents.  The Nicaragua Letters of Credit shall be on terms reasonably acceptable to Lender and shall be for a term of up to one year and, if necessary, to renew automatically unless Lender gives prior written notice.  Borrower will sign and deliver Lender’s customary forms for the issuance of Letters of Credit.  Lender agrees to take any and all reasonable actions in relation to the Nicaragua Letters of Credit as may be reasonably requested, and comply with the terms and conditions reasonably set forth, by the Nicaraguan government. Borrower agrees to pay to Lender a Letter of Credit fee on the Nicaragua Letters of Credit equal to three and one-quarter percent (3.25%) per annum, calculated on the aggregated stated amount of the Nicaragua Letters of Credit for the stated duration thereof (computed on the basis of actual days elapsed as if each year consisted of 360 days), and due on or before the Deferral Date (as defined in Section 17(a) hereof); provided, however, that Lender reserves the right to impose, at any time after the termination of the Forbearance Period, the default rate of Stated Rate, plus six percent (6.0%) (the “Default Rate”), as set forth in the Revolving Note in the event that an Event of Default remains uncured and outstanding.

8.           Subordinate Loans.  [Borrower has entered into one or more subordinate loans in an aggregate amount equal to $1,275,000.00, which are subordinated to the Loans (the “Subordinate Loans”).  The Subordinate Loans are secured by security documents on a fully-subordinated basis.]1  Unless otherwise agreed by Lender in writing, the proceeds from the Subordinate Loans may be used by Borrower for general and administrative expenses in excess of the monthly limit set forth below or for development of the Nicaragua Concessions.

9.           Cash Flow.  Borrower agrees that it will use its commercially reasonable best efforts (a) to cause the contribution of cash to Borrower to the extent necessary so that Borrower’s consolidated cash flow is a minimum of break even, after payment of interest expense on the Revolving Loan, (b) to prevent any additional accounts payable from becoming past due, and (c) to prevent any additional mineral liens under Chapter 56 of the Texas Property Code or similar applicable law from being filed against the Properties.

10.           Lockbox.  The Credit Parties agree that the following provisions continue to apply:

(a)           The Credit Parties will direct all production proceeds attributable to their oil and gas properties to be paid to a lockbox account to be set up and maintained with Lender for the purpose of collection of production proceeds (the “Lockbox Account”).

(b)           All production proceeds received in the Lockbox Account by Lender with respect to production, severance, ad valorem, or other taxes on production proceeds (excluding income taxes) or that are attributable to another person’s or entities’ royalty or other interest in the oil and gas properties shall be released immediately to Borrower upon Borrower’s request and verification of those amounts.  The Credit Parties shall provide evidence of the timely payment of production, severance, ad valorem, or other taxes on production proceeds (excluding income taxes) and of the royalty and overriding royalty owners; provided, however, that no royalties and overriding royalty interests owned by the Credit Parties or any affiliate (within the meaning of Rule 144 of the Securities Act of 1933, as amended) thereof shall be paid from the Lockbox Account proceeds.

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

(c)           Borrower will provide Lender with a proposed budget of recurring operating expenses, non-recurring operating expenses, general and administrative expenses, and any capital expenditures for the oil and gas properties expected to be paid during the Forbearance Period and supporting documentation for those expenses and expenditures.

(d)           At Borrower’s request, production proceeds in the Lockbox Account may be used to pay operating expenses, general and administrative expenses (subject to the limits in Section 15 below), and capital expenditures, all as approved by Lender (which approval shall not be unreasonably withheld, delayed, or denied).  The Credit Parties shall not pay in any month operating expenses, general and administrative expenses, or capital expenditures exceeding the aggregate budgeted expenses for each such category for that month set forth pursuant to Section 10(c) above, unless Lender has approved such payments.  Borrower shall, not later than two (2) business days prior to the date on which Borrower proposes to pay such operating expenses, general and administrative expenses, or capital expenditures and as a condition precedent to requesting such approval, deliver to Lender in usual and customary form reasonably acceptable to Lender reasonable detail of all expenses and expenditures proposed to be paid in respect of such month.  Any excess production proceeds in the Lockbox Account may be used only for such other purposes as approved by Lender, in its discretion.

(e)           All production proceeds remaining in the Lockbox Account after payment of the taxes and royalties as provided above and the operating expenses and discretionary amounts as provided above will be applied by Lender on the last day of each month to the principal and interest on the Revolving Note and all other fees and obligations under this Agreement and the Loan Agreement as set forth in Section 3.2 of each of the Deeds of Trust.  Subject to Section 16(b) hereof, if the production proceeds received in the Lockbox during any month are not sufficient to make the scheduled monthly interest payment on the Revolving Loan, Borrower will pay Lender the deficiency within ten (10) days of notice from Lender of such shortfall.

11.           Sale of Oil and Gas Properties.  In order to pay a portion of the Revolving Note and other fees and obligations under this Agreement and the Loan Agreement, the Credit Parties proposed to Lender, and agree to take, the following actions:

(a)           The Credit Parties shall proceed with the sale and marketing of the interest retained in the oil and gas properties of Infinity Wyoming (the “Rockies Properties”) and the Texas oil and gas properties of Infinity Texas (the “Texas Properties”).  The Credit Parties shall use their best efforts i)  to promptly obtain firm proposals for the sale of the properties, ii) to execute a definitive agreement or agreements, subject to stockholder approval if required, for the sale of properties with proceeds sufficient to repay the Revolving Note, iii) to seek stockholder approval, if required, and consummate the sale of the properties as soon as practicable thereafter and iv) to notify Lender of any developments with respect to any of the foregoing.

(b)           The Credit Parties shall promptly provide Lender with a copy of the agreement or engagement letter with any oil and gas divestiture firm acceptable to Lender and retained to assist with sales under this Section 11; and thereafter the Credit Parties shall provide a monthly report on the first (lst) day of each month, to be prepared by the oil and gas divestiture firm engaged by the Credit Parties to facilitate the sale of the oil and gas properties and leasehold interests, that includes any and all information pertaining to property bids, the current status of any bids or sale discussions, and all marketing efforts employed to sell the Rockies Properties and the Texas Properties.  Notwithstanding any provision to the contrary, at least two (2) business days prior to the date on which Borrower proposes to pay such, Borrower shall deliver to Lender in usual and customary form reasonably acceptable to Lender, reasonable detail of all broker fees and other transaction costs related to the sale of the properties proposed to be paid from proceeds in the Lockbox Account, and thereafter Borrower may pay such fees and costs as are approved by Lender (which approval shall not be unreasonably withheld, delayed, or denied).

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

(c)           No sale of any of the Rockies Properties and the Texas Properties, or any of them, will be permitted to an affiliate of the Credit Parties, unless Lender consents in writing.

(d)           The Credit Parties will direct all of the sale proceeds (the “Sale Proceeds”) from the sale of any of the Rockies Properties and the Texas Properties to be paid to Lender to be applied to reduce the amounts owing to Lender under any Transaction Document or as otherwise agreed by Lender, in each case, in its sole discretion.

12.           Use of Proceeds.  Notwithstanding any term of this Agreement or any Transaction Document to the contrary, the Credit Parties shall not use any proceeds from the Lockbox Account, any proceeds from any capital contribution, any proceeds of the Subordinate Loans, or any net sale proceeds from the sale of any of the Rockies Properties or the Texas Properties for the purpose of acquiring any oil and gas properties or leases or drilling any well, without the prior written consent of Lender.

13.           Hedge Transactions.  Notwithstanding the terms of Section 4 of the Loan Agreement or any term of any Transaction Document to the contrary, the Credit Parties agree that during the Forbearance Period and so long thereafter as any Event of Default has occurred and is continuing, the Credit Parties shall not enter into any Hedge Transaction without the prior written consent of Lender.  If Lender consents to any additional Hedge Transactions, those Hedge Transactions must comply with the terms of Section 4 of the Loan Agreement.

14.           Audit and Inspections; Financial Adviser.  b) The Credit Parties agree that Lender and its auditors, accountants or other representatives (including the financial advisors and financial professionals referred to in the immediately succeeding clause (b)) may, from time to time until the Revolving Note and all other fees and obligations under this Agreement and the Loan Agreement are paid in full, and all outstanding Letters of Credit, including the Nicaragua Letters of Credit, are terminated or cash secured to Lender’s satisfaction, conduct an inspection or an audit at each Credit Party’s offices and examine, audit, and make and take away copies or reproductions of each Credit Party’s books and records reasonably requested by Lender or any of its representatives, relating to i) the sources and uses of all funds advanced by Lender under the Revolving Note, ii) the sources and uses of all production proceeds attributable to any Credit Party’s oil and gas properties, iii) the sources and uses of the Sale Proceeds, iv) the sources and uses of all proceeds received from the issuance of any subordinated debt or capital raises, v) the Governmental Consent and the Nicaragua Concessions, vi) each Credit Party’s compliance with the terms of any Transaction Document, vii) any collateral granted by any Credit Party to secure the performance by the Credit Parties of their obligations under the Transaction Documents and viii) the transactions contemplated under this Agreement and any other Transaction Document.  Lender will provide the applicable Credit Party with three (3) business days written notice of its intention to commence the inspection or audit.  Each Credit Party agrees to cooperate with Lender and its representatives and comply with all reasonable requests in connection with the audit, and each Credit Party hereby consents to the review and use by Lender and its representatives of any Credit Party’s third-party audit of the books and records of the Credit Parties and any other subsidiaries thereof, including the supporting documentation and work papers of such independent auditors.

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

c) During the Forbearance Period, Lender shall have the right, in its sole discretion, to engage at Borrower’s expense, one or more financial advisors or other financial professionals in connection with any “workout” or restructuring of the Credit Parties and during any legal proceeding, including any proceeding under the Bankruptcy Code or any other law relating to bankruptcy, insolvency or reorganization or relief of debtors.

15.           Reporting Requirements.  Until the Revolving Note and all other fees and obligations under this Agreement and the Loan Agreement are paid in full, and all outstanding Letters of Credit, including the Nicaragua Letters of Credit, are terminated or cash secured to Lender’s satisfaction, the Credit Parties will furnish to Lender the following in Proper Form:

(a)           As soon as available, and in any event within thirty (30) days after the end of each month, the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such month and the related consolidated and consolidating statements of operations, consolidated statements of stockholders’ equity and consolidated statements of cash flows of Borrower and its Subsidiaries for such month and for the period from the beginning of the then current fiscal year of Borrower to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, all in reasonable detail, together with (i) a certificate from the chief financial officer of Borrower, certifying that such financial statements fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (ii) any other operating reports prepared by management for such period.

(b)           Together with each delivery of financial statements of Borrower and each other Credit Party pursuant to Section 15(a) hereof and Sections 9(a) and 9(b) of the Loan Agreement, (i) a summary of the accounts receivable aging report of each Credit Party as of the end of such period, and (ii) a summary of accounts payable aging report of each Credit Party as of the end of such period.

(c)           Within ten (10) days of the end of each month, a report showing Borrower’s consolidated actual cash flow for the month and for the period from the beginning of the fiscal year through the end of the month and consolidated projected cash flow for the immediately succeeding six-month period.

(d)           Within ten (10) days of the end of each month, an accounts payable listing and aging, along with copies of all additional liens or claims made by any account creditors.

(e)           Within ten (10) days of the end of each month, a budget (the “Budget”) of recurring operating expenses, non-recurring operating expenses, general and administrative expenses, and any capital expenditures for the oil and gas properties (the “Budgeted Expenses”) expected to be paid during the next succeeding month and supporting documentation for those expenses and expenditures, as well as a reconciliation of such amounts to the amounts provided pursuant to Section 10(c) hereof.

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

(f)           On Monday of each week, a report showing Borrower’s consolidated projected cash flow for the immediately succeeding thirteen (13)-week period.

(g)           As received, the Credit Parties shall promptly provide to Lender all information related in any way to their ability to raise additional capital, including sale and capital raise materials and other expressions of interest, and other information reasonably requested by Lender.

(h)           As received, the Credit Parties shall promptly provide to Lender copies of any agreement or engagement letter with an oil and gas divestiture firm, all written purchase bids, purchase agreements, and farm-in proposals related in any way to the prospective sale of any of the Rockies Properties and the Texas Properties and shall promptly inform Lender of any unwritten offers or bids.

(i)           As received, the Credit Parties shall promptly provide to Lender copies of any term sheets or financing proposals received that would result in the repayment of all or any portion of the outstanding amount owed on the Revolving Note.

(j)           Within ten (10) days of the end of each month, a notice to Lender indicating whether any Credit Party obtained production from any of its Properties and an identification of such Properties.

(k)           Notwithstanding the provisions of Section 9(h) of the Loan Agreement, within fifty (50) days of the end of each month for which production is obtained from any of its Properties, a production report, on a lease-by-lease or unit basis, showing the gross proceeds from the sale of oil, gas, and associated hydrocarbons produced from the Properties, the quantity of oil, gas, and associated hydrocarbons sold, the severance, gross production, occupation, or gathering taxes deducted from or paid out of the proceeds, settlements of any Hedge Transactions, the cash lease operating expenses, including non-recurring cash operating expenses, intangible drilling costs, and capital expenditures, general and administrative expenses, the number of wells operated, drilled, or abandoned, the name, address, telephone number, and contact of the first purchaser of production for all of the Properties, and such other information as Lender may reasonably request.

(l)           such other information as Lender may from time to time reasonably request.

16.           Interest.  d) The parties hereto hereby agree that during the Forbearance Period (including the forbearance period under each of the First Forbearance Agreement, the Second Forbearance Agreement, the Third Forbearance Agreement and the Fourth Forbearance Agreement), the entire unpaid principal balance owed on the Revolving Note shall accrue interest at the sum of the Stated Rate, plus the Applicable Margin as set forth in the Revolving Note; provided, however, that Lender reserves the right to impose, at any time after the termination of the Forbearance Period, the Default Rate, in the event that an Event of Default remains uncured and outstanding.

(b)           Lender has suspended the interest payments due during the Forbearance Period.  Interest shall continue to accrue during the Forbearance Period and any such suspended interest shall be due and payable on the earlier to occur of (i) the Deferral Date and (ii) receipt of the Sale Proceeds.  Subject to a Default, accrued, unpaid interest on the Revolving Note shall be due and payable monthly, commencing on December 31, 2011, and continuing on the first (1st) day of each month thereafter.  Interest payments shall be made from the funds available from the Lockbox Account.

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

17.           Forbearance Fee.  e) In consideration of the forbearance by Lender under this Agreement and the waiver of the Existing Defaults and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower agrees to pay to Lender a Forbearance/Waiver Fee calculated as follows, and due on or before the earlier of the following (the “Deferral Date”):  (i) the expiration or termination of the Forbearance Period, (ii) the repayment in full of the Revolving Note or (iii) the refinance in full of the Revolving Note by another person or entity:

(i)           Forbearance/Waiver Fee under the First Forbearance Agreement in the amount of $553,666.67; plus

(ii)           Forbearance/Waiver Fee under the Second Forbearance Agreement in the amount of $723,666.33; plus

(iii)           Forbearance/Waiver Fee under the Third Forbearance Agreement in the amount of $1,189,259.24; plus

(iv)           Forbearance/Waiver Fee under the Fourth Forbearance Agreement in the amount of $800,839.52; plus

(v)           A Forbearance/Waiver Fee shall be due for each month from January 31, 2010 through the end of the Forbearance Period, inclusive, calculated as one percent (1.0%) of the average daily outstanding principal balance on the Revolving Note for the month as of the last day of each of those months (or as of the Deferral Date if such occurs during any month); provided, however, that Lender reserves the right to impose, at any time after the termination of the Forbearance Period, the Default Rate, in the event that an Event of Default remains uncured and outstanding.

The Forbearance/Waiver Fees and all other fees are non-refundable and earned by Lender upon execution of this Agreement.

18.           Other Fees.  Borrower acknowledges the following additional fee owed to Lender that is due on or before the Deferral Date: a hedge termination fee in the amount of $56,085.00, due pursuant to the Second Forbearance Agreement in connection with the termination of Hedge Transactions.

19.           Conditions Precedent. The obligation of Lender to forebear from exercising any remedies with respect to the Existing Defaults, pursuant to the terms and conditions of this Agreement, is subject to Lender’s satisfaction, in Lender’s sole discretion, of the following conditions precedent:

(a)           All representations and warranties set forth (i) in this Agreement and (ii) in the Transaction Documents, except for the Existing Defaults and Section 6(i) of the Loan Agreement, which is no longer applicable, in each case, must be true and correct as of the date of this Agreement.

(b)           the negotiation, execution, and delivery of Transaction Documents in Proper Form, including, but not limited to, the following:

(i)           this Agreement;

(ii)           Third Amendment to Revolving Note;

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

(iii)           Forbearance Period Advance Note;

(iv)           Personal guaranty by Stanton E. Ross of the Forbearance Period Advances, pursuant to documentation in Proper Form and not to exceed $500,000.00;

(v)           Resolutions of the board of directors of each Credit Party; and

(vi)           Documents executed by the Credit Parties, Holder (as defined in that certain Subordinate Secured Promissory Note, dated March 23, 2009, by Borrower in favor of the Holder (the “Subordinate Note”)), or its permitted assigns, and Lender, in each case, with respect to the subordination of repayment of the Subordinate Note to the Revolving Note and Forbearance Period Advance Note, as amended.

(vii)           the negotiation, execution and delivery of warrant(s) (the “Warrants”) of Borrower to be issued to Lender or its designee, which warrant(s) shall initially be exercisable into 4.99% of the issued and outstanding Common Stock of Borrower and a registration rights agreement with respect thereto, in each case pursuant to documentation in Proper Form.

(viii)           other than as contemplated in this Agreement, there shall not have occurred a material adverse change in the business, assets, liabilities (actual and contingent), operations, financial condition or prospects of the Credit Parties or in the facts and information regarding such entities as represented to date.

(c)           Lender’s receipt and satisfactory review of a 180-day operating/cash flow forecast for the Credit Parties and the documents required pursuant to Section 10(c) hereof.

(d)           Lender’s receipt and satisfactory review of a proposed budget from Borrower of recurring operating expenses, non-recurring operating expenses, general and administrative expenses, and any capital expenditures for the oil and gas properties expected to be paid during the Forbearance Period and supporting documentation for those expenses and expenditures.

(e)           Lender’s receipt of satisfactory written evidence of the location and account number of each of Credit Party’s operating accounts.

20.           Default and Remedies.  f) As used in this Agreement, “Default” means i) the failure of any Credit Party to observe or perform any term, covenant, condition, agreement or other obligation under this Agreement, ii) the failure of any representation or warranty made in this Agreement to be true and correct, or iii) the occurrence of an Event of Default under the Loan Agreement or any other Transaction Document, other than the Existing Defaults.

(b)           Each Credit Party acknowledges and agrees that, upon a Default, Lender may terminate the Forbearance Period and the maturity of the Revolving Note and the payment of all other interest, fees and obligations shall automatically be accelerated as of the date of the termination of the Forbearance Period, without presentment, demand for payment, notice of intent to accelerate, other notice of acceleration or dishonor, protest, or notice of protest of any kind, all of which are expressly waived by Borrower.  Thereafter Lender may exercise any and all rights and remedies available to it, including, without limitation, those under the Loan Agreement, the Revolving Note, the Security Documents, the Guaranties, the Transaction Documents, this Agreement, and any other instrument or agreement relating hereto, or any one or more of them.  All rights and remedies of Lender shall be cumulative and concurrent and, after a Default, may be pursued separately, successively, or together as often as occasion therefore shall arise, at the sole discretion of Lender.

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

21.           Other Representations and Warranties.  Each Credit Party hereby represents and warrants to Lender as follows:

(a)           The execution, delivery, and performance of this Agreement by such Credit Party has been duly authorized by such Credit Party’s boards of directors and this Agreement constitutes such Credit Party’s legal, valid, and binding obligations, enforceable in accordance with their respective terms; and

(b)           Except as set forth on Schedule A hereto, there are no actions, suits, or proceedings pending or threatened against or affecting such Credit Party, or the Properties, before any court or governmental department, commission, or board, which, if determined adversely, would have a material adverse effect on any of the Properties or the operations or financial condition of any Credit Party, or the Credit Parties, taken as a whole.

(c)           Set forth on Schedule B hereto are all liens, statutory, contractual or otherwise, on any assets of any Credit Party, as well as the payment or other obligations underlying such liens.

(d)           Borrower has fully performed all of its obligations under the Farmout and Acquisition Agreement (the “Farmout Agreement”) dated December 26, 2007, between Infinity Texas, as farmor, and Forest, as farmee; and the Farmout Agreement has terminated under its terms.

22.           Remedies.  Section 11(a) of the Loan Agreement is hereby amended by adding the following text at the end of the first sentence thereof:  “; provided, however, that upon the occurrence and during the continuation of any Event of Default specified in Subsection 10(a)(10) or Subsection 10(a)(11), the entire unpaid principal balances of the Notes, together with all accrued but unpaid interest thereon, and all other indebtedness then owing by Borrower to Lender shall automatically become immediately due and payable without such further presentation, demand, protest or notice.”

23.           Confirmations.  g) The Credit Parties agree that, after giving effect to this Agreement but subject to any Default, the following amounts are due and outstanding with respect to the Revolving Note as of January 31, 2011:

Principal	$10,010,493.64
Interest	$1,069,037.30
0
Total:	$11,079,530.94

Each Credit Party agrees that there is no set off or defense to payment of the Revolving Note.

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

(b)           The Credit Parties agree that subsequent to January 31, 2010, additional sums were advanced and are or have become due and payable.  As of January 31, 2011, and, after giving effect to this Agreement but subject to any Default, the following amounts are due and payable as set forth below:

Overdraft	$163,912.45
Letter of Credit Fees	$19,431.31
	0
Total:	$183,343.76	2

(c)           On June 30, 2010, pursuant to a Demand Promissory Note, Lender advanced to Borrower a principal amount of $100,000.00.  The Credit Parties agree that, as of January 31, 2011, interest in the amount of $2,986.11 has accrued on the principal amount thereof.

(d)           On October 8, 2010, pursuant to a Demand Promissory Note, Lender advanced to Borrower a principal amount of $10,000.00.  The Credit Parties agree that, as of January 31, 2011, interest in the amount of $159.72 has accrued on the principal amount thereof.

(e)           On December 6, 2010, pursuant to a Demand Promissory Note, Lender advanced to Borrower a principal amount of $122,462.44.  The Credit Parties agree that, as of January 31, 2011, interest in the amount of $952.49 has accrued on the principal amount thereof.

(f)           As security for the Notes, the Credit Parties previously executed the Security Documents, including the Security Agreement. Each Credit Party hereby (i) ratifies and confirms the Security Documents and the Security Agreement to which it is a party, (ii) acknowledges that the Security Documents and the Security Agreement to which it is a party are valid, subsisting, and binding upon such Credit Party, and (iii) agrees that the Security Documents to which it is a party secure payment of the Notes (including the Revolving Note) and the Loans (including the Revolving Loan) and all other obligations of the Credit Parties under the Transaction Documents.

(g)           In connection with the Revolving Note, Guarantors executed the Guaranties. Each Guarantor (i) ratifies and confirms the Guaranty to which it is a party, (ii) acknowledges that the Guaranty to which it is a party is valid, subsisting, and binding upon such Guarantor, and (iii) agrees that the Guaranty to which it is a party guarantees payment of the Notes (including the Revolving Note) and the Loans (including the Revolving Loan) and all other obligations of the Credit Parties under the Transaction Documents. Each Guarantor agrees that there is no defense to payment under the Guaranties.

(h)           Borrower and Guarantors hereby represent to Lender that all representations and warranties set forth in Section 6 of the Loan Agreement are true and correct as of the date of execution of this Agreement, except for Section 7(d) hereof, which is qualified by the lawsuits set forth in Schedule A attached, and Section 7(i) hereof, which is no longer applicable; and that, except for the Existing Defaults, Borrower and Guarantors are in compliance as of the date of execution of this Agreement with all covenants set forth in Section 7 of the Loan Agreement, all financial covenants set forth in Section 8 of the Loan Agreement, and all reporting requirements set forth in Section 9 of the Loan Agreement.

24.           Validity and Defaults.  The Loan Agreement remains in full force and effect. Each Credit Party acknowledges that (a) the Loan Agreement, the Revolving Note, the Security Documents, the Guaranties, and the other Transaction Documents to which it is a party are valid, subsisting, and binding upon such Credit Party, (b) no uncured breaches or defaults exist under the Loan Agreement, except for the Existing Defaults, and (c) except as expressly contemplated by this Agreement, no other event has occurred or circumstance exists which, with the passing of time or giving of notice, will constitute a default or breach under the Loan Agreement. Borrower and Guarantors ratify the Loan Agreement and each other Transaction Document to which it is a party.

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

25.           Fees and Expenses.  The Credit Parties agree (a) to pay or reimburse Lender for all reasonable fees, costs and expenses incurred in connection with the evaluation, preparation, negotiation, and execution of this Agreement and any Transaction Document and any amendment, waiver, consent or other modification of the provisions hereof or thereof (whether or not the transactions contemplated hereby are consummated), including all reasonable attorneys’ fees and expenses and (b) to pay or reimburse Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any Transaction Document (including such costs and expenses incurred during any “workout” or restructuring in respect hereof or thereof and during any legal proceeding, including any proceeding under the Bankruptcy Code or any other law relating to bankruptcy, insolvency or reorganization or relief of debtors, including all financial advisors’ and attorneys’ fees and expenses).

26.           Release.  For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including this Agreement, each Credit Party hereby RELEASES AND FOREVER DISCHARGES Lender and its affiliates and its and their respective officers, directors, employees, agents, representatives, attorneys, subsidiaries, and affiliates (collectively “Released Parties”), from any and all claims, counterclaims, demands, damages, debts, suits, obligations, liabilities, offsets, rights, actions, and causes of action of any nature whatsoever (collectively “Claims”‘), caused by, because of, as a result of, arising from, or related in any way to the Loan Agreement, the Revolving Note, the Security Documents, the Transaction Documents, this Agreement, any other transaction between Lender and any Credit Party, or any act, omission, communication, transaction, occurrence, representation, promise, breach, violation of any statute or law, or any other matter whatsoever or thing done, omitted, or suffered by any of the Released Parties in connection with the Loan Agreement, the Revolving Note, the Security Documents, the Transaction Documents, this Agreement, any other transaction between Lender and any Credit Party, whether those Claims are now or hereafter accrued or possessed, whether known or unknown, direct or indirect, liquidated or unliquidated, absolute or contingent, foreseen or unforeseen, at law or in equity, and now or hereafter asserted, including, without limitation, claims for contribution or indemnity, claims of control, duress, mistake, tortuous interference, usury, negligence, or violations of the Texas Consumer Protection and Deceptive Trade Practices Act; provided, however, that any acts of willful misconduct or fraud by the Released Parties shall not be released or discharged.

27.           Advice from Counsel.  Each Credit Party understands that this Agreement is legally binding and represents to Lender that each has obtained independent legal counsel from the attorney of their choice regarding the meaning and legal significance of this Agreement. The decision by each signatory to enter into this Agreement is a fully-informed decision, and each such signatory is aware of all legal and other ramifications of such decision.  The parties agree that no provision of this Agreement shall be interpreted or construed against a party because that party prepared the provision, it being agreed that all parties have participated in the drafting of this Agreement and have had legal counsel of their choice.

28.           Governing Law and Venue.  THIS AGREEMENT, THE LOAN AGREEMENT, THE REVOLVING NOTE, AND ALL TRANSACTION DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND SHALL BE PERFORMED IN HARRIS COUNTY, TEXAS. EACH CREDIT PARTY AND LENDER IRREVOCABLY AGREE THAT VENUE FOR ANY ACTION OR CLAIM RELATED TO THIS AGREEMENT, THE LOAN AGREEMENT, THE REVOLVING NOTE, OR ANY TRANSACTION DOCUMENT SHALL BE IN HARRIS COUNTY, TEXAS.

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

29.           Waiver of Jury Trial.  NOTWITHSTANDING ANYTHING IN ANY TRANSACTIOON DOCUMENT TO THE CONTRARY, EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR THE LENDER/BORROWER RELATIONSHIP THAT HAS BEEN ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO CONTINUE THEIR BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 29 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY TRANSACTION DOCUMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE EXTENSIONS OF CREDIT MADE HEREUNDER AND THEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

30.           Savings Clause.  Regardless of any provision contained in the Loan Agreement, the Revolving Note, the Security Documents, the other Transaction Documents, or this Agreement, it is the express intent of the parties that at no time shall any Credit Party pay interest in excess of the maximum lawful rate (or any other interest amount which might in any way be deemed usurious), and Lender will never be considered to have contracted for or to be entitled to charge, receive, collect, or apply as interest on the Revolving Note, any amount in excess of the maximum lawful rate (or any other interest amount which might in any way be deemed usurious), and, in the event that Lender ever receives, collects, or applies as interest any such excess, the amount which would be excessive interest will be applied to the reduction of the principal balance of the Revolving Note, and, if the principal balance of the Revolving Note is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether the interest paid or payable exceeds the maximum lawful rate (or any other interest amount which might in any way be deemed usurious), Borrower and Lender shall, to the maximum extent permitted under applicable law, spread the total amount of interest throughout the entire contemplated term of the Revolving Note so that the interest rate is uniform throughout the term.

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

31.           Fax and PDF Provision.  This Agreement and the related Transaction Documents may be executed in counterparts, and Lender is authorized to attach the signature pages from the counterparts to copies for Lender and Borrower.  At Lender’s option, this Agreement and the related Transaction Documents may also be executed by the Credit Parties in remote locations with signature pages faxed or electronically submitted in .pdf format to Lender.  Each Credit Party agrees that the faxed signatures or signatures electronically submitted in .pdf format are binding upon such Credit Party, and each Credit Party further agrees to promptly deliver such Credit Party’s original signatures for this Agreement and the related Transaction Documents by overnight mail or expedited delivery.  It will be an Event of Default if any Credit Party fails to promptly deliver all required original signatures.

32.           Captions.  Captions are for convenience only and should not be used in interpreting this Agreement.

33.           Final Agreement.  h) In connection with the Loans, the Credit Parties and Lender have executed and delivered this Agreement, the Loan Agreement, and the Transaction Documents to which it is a party (collectively the “Written Loan Agreement”).

(b)           It is the intention of the Credit Parties and Lender that this paragraph be incorporated by reference into each of the Transaction Documents. The Credit Parties and Lender each warrant and represent that their entire agreement with respect to the Loans is contained within the Written Loan Agreement, and that no agreements or promises have been made by, or exist by or among, the Credit Parties and Lender that are not reflected in the Written Loan Agreement.

(c)           THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

34.           Severability.  In case any provision in or obligation hereunder or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, (a) the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic and legal effect of which comes as close as possible to the intent of the illegal, invalid or unenforceable provisions.

35.           Reaffirmation of Guaranty and Liens.

(a)           Infinity Texas and Infinity Wyoming each (i) has consented and agreed to the incurrence by Borrower of the Forbearance Period Advances, (ii) has reviewed this Agreement, including the terms of the Forbearance Period Advances, (iii) waives any defense arising by reason of any disability, lack of organizational authority or power, or other defense of Borrower or any other guarantor of the obligations hereunder or under any Transaction Document, and (iv) agrees that the guaranty by such Person, pursuant to the terms of that certain Commercial Guaranty, effective January 9, 2007, by Infinity Texas for the benefit of Lender and that certain Commercial Guaranty, effective January 9, 2007, by Infinity Wyoming for the benefit of Lender, as applicable, will each continue in full force and effect to guaranty the obligations hereunder, including the Forbearance Period Advances, and under the Loan Agreement and the other Transaction Documents (collectively, the “Obligations”), as the same are hereby and may in the future be amended, supplemented, or otherwise modified.

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

(b)           The Credit Parties (i) are party to certain Security Documents securing and supporting the Obligations, (ii) has reviewed this Agreement, including the terms of the Forbearance Period Advances, (iii) waive any defense arising by reason of any disability, lack of organizational authority or power, or other defense of such Credit Party, and agrees that according to their terms the Security Documents to which the applicable Credit Party is a party will continue in full force and effect to secure the Obligations under the Transaction Documents, as the same are hereby and may in the future be amended, supplemented, or otherwise modified, and (iv) acknowledge, represent, and warrant that the liens and security interests created by the Security Documents are valid and subsisting and create a first priority perfected security interest subject to liens permitted under the Loan Agreement.

36.           Expenses.  Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (a) all Lender’s actual and reasonable costs and expenses of preparation of the Transaction Documents and any consents, amendments, waivers or other modifications thereto; (b) all the reasonable fees, expenses and disbursements of counsel to Lender in connection with the negotiation, preparation, execution and administration of the Transaction Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (c) all Lender’s actual costs and reasonable fees, expenses for, and disbursements of any of Lender’s, auditors, accountants, consultants or appraisers whether internal or external, and all reasonable attorneys’ fees (including allocated costs of internal counsel and expenses and disbursements of outside counsel) incurred by Lender; (d) all other actual and reasonable costs and expenses incurred by Lender in connection with the negotiation, preparation and execution of the Transaction Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (e) after the occurrence of a Default (as defined in Section 20 hereof), all costs and expenses, including attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by Lender in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Transaction Documents by reason of such Default (including in connection with the enforcement of any guaranty of the such Obligations) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

37.           Indemnity.

(a)           Whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, Lender, its Affiliates and its and their respective officers, partners, directors, trustees, employees and agents (each, an “Indemnitee”), from and against any and all Indemnified Liabilities (as hereinafter defined), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order of that Indemnitee.  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 37 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including environmental claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any hazardous materials activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and environmental laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby (including the Lender’s agreement to make Revolving Loans or Forbearance Period Advances or the use or intended use of the proceeds thereof, or any enforcement of any of the Transaction Documents (including the enforcement of any guaranty of the Obligations)) or (ii) any environmental claim or any hazardous materials activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Borrower or any of its Subsidiaries.

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

(b)           To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lender and its respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages  (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Transaction Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Revolving Loan or Forbearance Period Advance or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

38.           Set Off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, Lender and its Affiliates are each hereby authorized by each Credit Party at any time or from time to time subject to the consent of Lender (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Lender), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other indebtedness at any time held or owing by Lender to or for the credit or the account of any Credit Party (in whatever currency) against and on account of the obligations and liabilities of any Credit Party to Lender hereunder and under the other Transaction Documents, including all claims of any nature or description arising out of or connected hereto or with any other Transaction Document, irrespective of whether or not (a) Lender shall have made any demand hereunder, (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of Lender different from the branch or office holding such deposit or obligation or such indebtedness.

Infinity Energy Resources, Inc.
Infinity Oil and Gas of Texas, Inc.
Infinity Oil & Gas of Wyoming, Inc.

39.           Patriot Act.  Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

40.           No Fiduciary Relationship.  No fiduciary relationship has been or will be created between Lender and any Credit Party in respect of any of the transactions contemplated by the Transaction Documents, irrespective of whether Lender and/or its affiliates have advised or are advising any Credit Party on other matters, and no provision therein shall be deemed to impose on Lender any fiduciary or implied duties to any Credit Party.  Furthermore, Lender has not taken any actions to control the day-to-day management or operations of any Credit Party and each Credit Party should refrain from advising any person or entity to the contrary or otherwise referring any such person or entity to Lender for payment of any outstanding amounts owed or to be owed.  Neither Lender nor its affiliates shall have any liability to any Credit Party in respect of any fiduciary duty or to any person or entity asserting a fiduciary duty claim on behalf of or in right of any Credit Party, including its equityholders, employees and/or creditors.

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If the foregoing correctly sets forth your understanding of our agreement, please sign and return one copy of this letter. Notwithstanding any provision to the contrary, this Agreement shall only be effective if each Credit Party returns an executed copy hereof to Lender by 5:00 p.m., Houston, Texas time, on February 11, 2011.

Yours very truly,

Amegy Bank, N.A.

By:
Hank Holmes
Executive Vice President

Accepted and agreed to
this 11th day of February, 2011:

BORROWER:

Infinity Energy Resources, Inc.

By:
Stanton E. Ross, President
and Chief Executive Officer

GUARANTORS:

Infinity Oil and Gas of Texas, Inc.

By:
Stanton E. Ross, President

Infinity Oil & Gas of Wyoming, Inc.

By:
Stanton E. Ross, President

Exhibits and Schedules:

Exhibit A – Funding Notice

Schedule A – Lawsuits
Schedule B – Liens